SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23223 (Commission File Number)	06-1331400 ( IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5.	Other Events and Regulation FD Disclosure.

On November 6, 2003 the Registrant issued a press release announcing the completion of the world’s first comprehensive protein interaction map for a multicellular organism, Drosophila melanogaster in collaboration with researchers at The Johns Hopkins University, Wayne State University School of Medicine, and Yale University School of Medicine. The results were published in the online edition of Science, and will appear in, and on the cover of, the December 5 print edition.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated November 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date:	November 7, 2003	By:	/s/ David M. Wurzer

		Name:	David M. Wurzer
		Title:	Executive Vice President and
Chief Financial Officer